UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

Oncobiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2017, each of Albert D. Dyrness, a Class I Director, and Todd C. Brady, M.D., Ph.D., a Class II Director, tendered their resignations from the Board of Directors (the “Board”) of Oncobiologics, Inc. (the “Company”), along with any committees on which then serving, in each case, effective as of the closing of the sale of the remaining 217,372 shares of the Company’s Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred”), along with warrants (the “Warrants”) to acquire 16,750,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) to GMS Tenshi Holdings Pte. Limited (“GMS Tenshi”) pursuant to that certain Purchase Agreement dated September 7, 2017, by and between the Company and GMS Tenshi (the “Purchase Agreement”), which occurred on October 31, 2017 (the “Closing”).

Accordingly, on October 30, 2017, the Board appointed Claudio Albrecht and Yezan Haddadin, each of whom was designated by GMS Tenshi pursuant to the Investor Rights Agreement by and between the Company and GMS Tenshi dated September 11, 2017 (the “Investor Rights Agreement”), to fill the newly created vacancies to be created by such resignations, effective as of the Closing. Mr. Albrecht was designated as a Class I Director to serve the remainder of Mr. Dyrness’ term and appointed to the Company’s Nominating and Corporate Governance Committee. Mr. Haddadin was designated as a Class II Director, to serve the remainder of Dr. Brady’s term, and was appointed to the Company’s Audit Committee. The Company entered into its standard form of indemnification agreement with each of Mr. Albrecht and Mr. Haddadin, effective as of October 31, 2017. In connection with their appointment to the Board, the Compensation Committee granted each of Mr. Albrecht and Mr. Haddadin (along with Mr. Sukhtian and Mr. Thomas, each of whom was appointed to the Board effective September 11, 2017 in connection with the initial sale of Series A Preferred to GMS Tenshi), options to acquire 25,000 shares of Common Stock, which options were granted under the Company’s 2015 Equity Incentive Plan, will vest in full on the one-year anniversary of the grant date, have a term of 10 years, and have an exercise price equal to $1.26 (the closing bid price for a share of Common Stock on October 31, 2017). Such options were granted pursuant to the Company’s non-employee director compensation program, in which Mr. Albrecht and Mr. Haddadin will participate on the same terms as all other non-employee directors.

In addition to the Purchase Agreement and Investor Rights Agreement, as previously disclosed, on September 7, 2017, the Company also entered into a joint development and license agreement with GMS Tenshi providing for the development and commercialization of its ONS-3010 and ONS-1045 biosimilar product candidates in emerging markets but specifically excluding major developed markets, such as the United States, Canada, Europe, Japan, Australia and New Zealand, and smaller markets where it has existing licensing arrangements, such as Mexico, greater China and India. Mr. Albrecht serves on the board of directors of GMS Holdings, and Mr. Haddadin is an executive officer of GMS Holdings. GMS Holdings is a 50% beneficial owner of GMS Tenshi.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 26, 2017, the Company held its Annual Meeting of the Stockholders (the “Annual Meeting”) at the Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, New Jersey 08540. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 29, 2017. There were 24,932,611 shares of common stock and 32,628 shares of Series A Preferred (representing 4,932,825 votes) outstanding and entitled to vote at the Annual Meeting.

The following is a brief description of each matter voted upon and the certified results (which, for Proposals 1 and 2, include the vote of the Series A Preferred voting with the common on an as converted basis), including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected each of the following nominees to serve as Class I Directors on the Board until the Company’s 2020 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. The voting results for each of the nominees were as follows:

Director Name	Votes For	Votes Against	Votes Withheld	Broker Non- Votes	Percentage of Votes in Favor
Albert D. Dyrness	17,293,816	363,260	699,836	6,516,443	94.2%
Kurt J. Hilzinger	17,159,422	497,654	699,836	6,516,443	93.5%
Faisal G. Sukhtian	17,502,908	151,229	701,755	6,516,443	95.4%

Proposal 2. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2017. The voting results were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
23,542,955	85,542	1,244,858	94.6%

Proposal 3. Stockholders approved, as required by and in accordance with NASDAQ Listing Rules 5635(b) and 5635(d), the issuance of securities that represent greater than 20% of the Company’s pre-transaction outstanding Common Stock, in a private placement, at a price less than the greater of book or market value, which securities consist of: (i) 217,372 additional shares of Series A Preferred to be issued to GMS Tenshi pursuant to the Purchase Agreement, which together with the 32,628 shares of Series A Preferred already issued to GMS Tenshi pursuant to the Purchase Agreement, represents 60.2% of the Company’ pre-transaction outstanding voting power, and which are convertible into an aggregate of 37,795,948 shares of Common Stock; (ii) the Warrants issuable to GMS Tenshi pursuant to the Purchase Agreement; and (iii) 1,500,000 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value, $0.01 per share (“Series B Preferred”), which shares of Series B Preferred are convertible into an aggregate of 2,112,676 shares of the Common Stock and are issuable pursuant to the Purchase and Exchange Agreement, dated September 7, 2017 by and among the Company, Sabby Healthcare Master Fund, Ltd. (“SHMF”), and Sabby Volatility Warrant Master Fund, Ltd. (together with SHMF, “Sabby”); in each case, along with any additional shares of Common Stock that may be issuable pursuant to the terms of the Series A Preferred, Warrants and Series B Preferred; as well as the “change in control” of the Company that will occur in connection with the issuance of the Series A Preferred and Warrants as contemplated by the Purchase Agreement. The voting results were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non- Votes	Percentage of Votes in Favor
13,400,744	18,343	5,000	6,516,443	99.8%

Item 8.01	Other Events

On October 31, 2017, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement dated September 7, 2017 by and between the Company and GMS Tenshi and the Purchase and Exchange Agreement dated September 7, 2017 by and among the Company and Sabby, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: October 31, 2017	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer